Exhibit 10.2

Execution Version

CONFIDENTIAL TREATMENT

[***] indicates that certain confidential information contained in this document, marked by brackets, has been omitted because the information is (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIXTH AMENDMENT TO
MARKETING AGREEMENT

This SIXTH AMENDMENT TO MARKETING AGREEMENT (this “Amendment”), dated as of June 25, 2021 (the “Amendment Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation having its principal location in San Francisco, California (“Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Existing Marketing Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Marketing Agreement, dated as of July 1, 2016, by and between Bank and Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Marketing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Marketing Agreement to extend the term and address certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:

1.                  Term. Section 10(a) of the Existing Marketing Agreement is amended and restated in its entirety as follows:

This Agreement shall begin on the Effective Date and end on February 1, 2025 (the “Initial Term”) and shall renew automatically for successive terms of one (1) year (each, a “Renewal Term,” and collectively, the Initial Term and any Renewal Terms shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the then applicable Term or this Agreement is earlier terminated in accordance with the provisions hereof.

2.                  Expenses. Section 14(e) of the Existing Marketing Agreement is amended and restated in its entirety as follows:

Company shall be responsible for (i) all of Bank’s reasonable out-of-pocket legal fees directly related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; any amendment, modification, administration, collection and enforcement of the Program Documents; any modification of the Consumer Finance Materials or other documents or disclosures related to the Program; or any dispute or litigation arising out of or related to the Program; and (ii) all of Bank’s reasonable out-of-pocket costs and expenses for any other third-party professional services related to the Program (considering in good faith input received by Company), including the services of any third-party compliance specialists in connection with Bank’s preparation of policies and procedures and Bank’s review of the Program. To the extent that such fees are expected to exceed [***], Bank will provide oral or email notification to the extent reasonably practicable. Bank shall invoice Company for such fees. Company shall pay such invoice within thirty (30) days of receipt of such invoice.

3.                  Compliance Audit. Section 30(m) of the Existing Marketing Agreement is amended and restated in its entirety as follows:

cooperate with and bear the reasonable expenses (considering in good faith input received by Company) of a compliance audit of the Program on an annual basis (including the model governance of Company’s proprietary credit model(s)), and such other audits as may be requested by Bank from time to time in its reasonable discretion, in each case to be conducted by a third-party audit firm that is selected by and reports to Bank; the scope of each audit shall be determined by Bank (considering in good faith input received by Company); Bank shall receive all draft and final reports of the audit firm and shall be included in any meetings or correspondence related to the audit; the auditor shall deliver the final audit report to Bank, and Bank shall provide a copy of the report to Company; Company may not share a copy of the report with any third party without the advance written consent of Bank;

4.                  Designated Percentages. Schedule 6 to the Existing Marketing Agreement is amended, effective as of [***] (the “Changeover Date”), by amending and restating the definition of the “Designated Percentage” as follows:

The Designated Percentage, with respect to a Loan, shall be as follows:

[***].

5.                  Monthly Amount. Schedule 6 to the Existing Marketing Agreement is amended, effective as of the Changeover Date, by amending and restating the first sentence of the last paragraph of Schedule 6 as follows:

If, at the end of any month, the total of all Designated Amounts for Loans originated in that month is less than [***], then Company shall promptly pay to Bank [***].

6.                  Minimum Obligations. Schedule 40 to the Existing Marketing Agreement is amended, effective as the Changeover Date, by amending and restating the Schedule in its entirety as follows.

Schedule 40 – Minimum Obligations

Company shall (i) cooperate with and bear the expenses of a review of its proprietary credit model(s) used in connection with the Program, and validation of Company’s proprietary credit model(s), on a reasonable schedule and on an annual basis, and (ii) cooperate with such other reviews as may be requested by Bank from time to time in its reasonable discretion (provided that Bank shall bear the expenses of such other reviews unless such other reviews are required (1) to follow up on material specific issues identified regarding the credit model(s), (2) because of Company’s noncompliance with this Agreement, (3) because of Company’s request for a significant modification of the Program, or (4) because of changes in Applicable Laws that could reasonably affect the credit model(s), and for reviews required because of clauses (1) through (4), Company shall bear the expenses), in each case to be conducted by a third-party review firm that is selected (considering in good faith input from Company) and engaged by, and reports to, Bank. The scope of the review (considering in good faith input from Company) shall be determined by Bank. Bank shall receive all draft and final reports from the review firm and shall be included in any meetings or correspondence related to the review. The reviewer shall deliver the final review report to Bank, and Bank shall provide a copy of the report to Company. Company may not share the report with any other Person without the consent of Bank, except that Company shall be entitled to share such report in a form that does not identify Bank if Company has paid for such report. Bank shall use reasonable efforts to coordinate and, to the extent practicable, combine any reviews with reviews of other programs of Bank and Company.

7.                  Certain [***] Expenses. [***] for its actual and reasonable expenses incurred in connection with any [***] as in effect from time to time. For the avoidance of doubt, [***].

8.                  Miscellaneous.

(a)	Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Existing Marketing Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Marketing Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Existing Marketing Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken and construed as an integral part of the Existing Marketing Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Existing Marketing Agreement. In the event of any inconsistency between this Amendment and the Existing Marketing Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Program Documents or amendments thereto to the Existing Marketing Agreement shall be deemed to mean the Existing Marketing Agreement as amended by this Amendment.
(b)	Counterparts. This Amendment may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
(c)	Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:	/s/ Jason Lloyd
Name: Jason Lloyd
Title: President

[Signature Page to Sixth Amendment to Marketing Agreement]

PROSPER MARKETPLACE, INC.

By:	/s/ Edward R. Buell III
Name: Edward R. Buell III
Title: General Counsel and Secretary

[Signature Page to Sixth Amendment to Marketing Agreement]